Exhibit 99.2

Seagate Technology plc Fiscal Second Quarter 2013 Financial Results

Supplemental Commentary

January 28, 2013

The information in this written commentary is being provided to the investment community concurrently with our press release. Please note that these remarks will not be read during the earnings conference call. The live call will consist of opening comments from Steve Luczo, Chairman, President and CEO, followed by a Q&A session with the executive management team.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about our plans, strategies and prospects and estimates of industry growth for the fiscal quarter ending March 29, 2013 and beyond. These statements identify prospective information and include words such as “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects” and similar expressions. These forward-looking statements are based on information available to the Company as of the date of this document and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control and may pose a risk to the Company’s operating and financial condition. Such risks and uncertainties include, but are not limited to: the uncertainty in global economic conditions, as consumers and businesses may defer purchases in response to tighter credit and financial news; the impact of the variable demand and adverse pricing environment for disk drives, particularly in view of current business and economic conditions; dependence on the Company’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements; possible excess industry supply with respect to particular disk drive products; and the Company’s ability to achieve projected cost savings in connection with restructuring plans. Information concerning risks, uncertainties and other factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on August 8, 2012, which statements are incorporated into this document by reference. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

Fiscal Second Quarter 2013 Financial Highlights

These results reflect the acquisition of Samsung’s 2.5” hard drive business in December 2011 and the completion of the majority acquisition of LaCie in August 2012.

Revenue, Non-GAAP Gross Margin and Earnings Per Diluted Share

Seagate achieved second quarter revenue of $3.7 billion, up 15% year over year. Non-GAAP gross margin as a percentage of revenue was 27.6% and non- GAAP earnings per diluted share were $1.38, up 5% year-over-year. For the first half of the fiscal year, Seagate returned over 95% of its operating cash flows to shareholders in dividends and share redemptions.

Operating Results and Selected Balance Sheet Items

Seagate successfully delivered its portfolio of products to a broad base of customers and product shipments in the December quarter increased 24% on a year-over-year basis.

Fiscal Q2 Operating Expenses were $437 million, up $32 million year-over-year, primarily due to the full quarter of impact for the acquired Samsung HDD business and LaCie, and headcount related expenses.  Within this line item, Product Development expenses were $277 million; Sales, Marketing, General and Administrative expenses were $139 million; and Amortization of Intangibles associated with our Samsung and LaCie business acquisitions and restructuring were $21 million.

Inventory at the end of the December quarter was $800 million, down approximately 5%, sequentially. Fiscal Q2 Days Sales Outstanding was 41, flat sequentially.

Amortization of Acquisition Related Intangibles

As a result of the acquisition of Samsung’s HDD business and LaCie, Seagate recognized a non-cash $37 million expense for amortization of acquisition-related intangibles in the December quarter, with approximately $17 million recorded in Cost of Revenue and $20 million in Amortization of Intangibles.

Cash Flow Highlights

For the December quarter, Cash Flow from Operations was $844 million, Capital Investment was $164 million and free cash flow (Cash Flow from Operations less Capital Investments) was $680 million. Cash, Cash Equivalents, Restricted Cash, and Short-Term Investments totaled $2.0 billion at the end of the December 2012 quarter.

During the December quarter, the company redeemed 30 million ordinary shares for approximately $841 million and paid $254 million in dividends, including a one-time acceleration of dividend payments of $136 million that were paid on December 28, 2012, rather than during our March 2013 quarter. As of December 28, 2012 Seagate had approximately 358 million ordinary shares outstanding and the daily weighted average dilutive share count for the December quarter was 379 million.

Also in the quarter, the company spent $58 million for the redemption of long term debt.

Disk Drive Market Commentary

All references to addressable markets in this document reflect the Company’s best estimates of industry hard drive product shipments based on external reporting sources. (1 exabyte = approximately 1 billion gigabytes)

During the December quarter, the industry is estimated to have shipped approximately 135 million hard drives, reflecting approximately 105 exabytes of storage capacity. Within this, Seagate shipped 58.2 million hard drives, representing 43% market share and over 47 exabytes of storage. Average capacity per drive was 823 gigabytes.

Enterprise class shipments in the December quarter increased 14% year-over-year to 7.3 million. These results include 3.6 million hard drives for mission critical applications and 3.7 million hard drives for nearline applications.

Client compute shipments in the December quarter increased 20% year-over-year to 39.2 million disk drives, including 17.3 million mobile hard drives and 21.9 million desktop hard drives.

Non-compute shipments in the December quarter increased 50% year-over-year to 11.7 million hard drives, including 5.6 million consumer electronics (“CE”) hard drives and 6.0 million Seagate branded hard drives.

Products and Technology Developments

Seagate is well positioned to address rapidly evolving opportunities in cloud computing, mobile computing, hybrid and solid state storage.  We continue to provide the market with innovative storage solutions through technology research, product development and strategic investment.

Our research and development in HAMR (Heat Assisted Magnetic Recording) technology is designed to significantly extend hard drive areal density capacity and we demonstrated our first operational drive at the beginning of the quarter. We continue to lead in solid-state hybrid technology and are on our third generation for notebook drives, and we are expanding this technology into desktop and enterprise products. Our new 7mm 2.5-inch drive and recently demonstrated 5mm 2.5-inch drive position us well for the new thin and light systems.

In October, Seagate announced three new enterprise-class hard disk drives optimized for traditional data centers and emerging cloud infrastructures. The new line of drives provides the highest capacity-to-power ratios while ensuring consistent performance and high reliability. We also launched the first partner program for cloud builder called the Cloud Builder Alliance. The program is quickly adding new cloud companies of all sizes from around the world who are looking to utilize our expertise and tools for building an optimized cloud infrastructure.

In December, the company announced the Seagate Video 2.5-inch drive specifically engineered for use in 24/7 video applications.

At the 2013 Consumer Electronics Show in early January, Seagate showcased the world’s most expansive portfolio of storage solutions featuring products designed for the Cloud, mobility and the home including:

•                  Seagate® Wireless Plus, the company’s second-generation mobile storage device for smart phones and tablets without wires or the web. Now with 1TB of capacity, 10 hours of battery life and new easy-to-use app, this one-of-a-kind product won CES Best of Innovations award winner for 2013, “Best of CES” from CNET and “Best of CES” from Laptop Magazine.

•                  A CES 2013 Innovations Honoree, Seagate® Central is a centralized storage device for the home that organizes all your content with up to 4TB of capacity and makes it easier than ever to enjoy it on your TV, smartphone or tablet. It is the first networked home storage solution to feature a Smart TV app for easy access and enjoyment of content on the big screen.

•                  Backup Plus external storage, another CES Innovations Honoree, introduced a new level of simplicity and elegance in design for direct attached backup solutions.